UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2017

Jernigan Capital, Inc.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-36892	47-1978772
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6410 Poplar Avenue, Suite 650	38119
(Address of Principal Executive Offices)	(Zip Code)

(901) 567-9510

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure

Dean Jernigan, the Chairman of the Board of Directors and Chief Executive Officer of Jernigan Capital, Inc. (the “Company”), and John A. Good, the President and Chief Operating Officer of the Company, will be presenting at the 38th Annual Raymond James Institutional Investors Conference on Monday, March 6, 2017 at the JW Marriott Grande Lakes in Orlando, Florida.

A copy of the presentation materials to be used by Messrs. Jernigan and Good is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K, and is available on the Company’s website, http://www.jernigancapital.com, under the section “Our Company — Investor Relations — Events.”

In accordance with general instruction B.2 to Form 8-K, the information contained in this Current Report is being “furnished” and not “filed” with the Securities and Exchange Commission for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities under such section. Furthermore, such information shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, unless specifically identified as being incorporated therein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description
99.1	Investor Presentation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 6, 2017
Jernigan Capital, Inc.

	By:	/s/ John A. Good
Name: John A. Good
Title: President and Chief Operating Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Investor Presentation.